SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2003

INTERCEPT, INC.

(Exact Name of Registrant as Specified in its Charter)

Georgia	01-14213	58-2237359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3150 Holcomb Bridge Road, Suite 200, Norcross, Georgia	30071
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 248-9600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events and Required FD Disclosure

On September 17, 2003, InterCept, Inc. (Nasdaq: ICPT) issued a press release announcing that Sprout Group and related entities have invested $10.0 million in the company. The investment was made in the form of Series A Preferred Stock, which is convertible into InterCept common stock at a fixed price of $13.97 per share. Dividends on the preferred stock will accrue and be payable in kind at the rates of 5% per annum through March 31, 2004, 4% per annum from April 1, 2004 through March 31, 2005 and 3% per annum thereafter.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

3	Articles of Amendment to Amended and Restated Articles of Incorporation of InterCept, Inc., as amended. (Pursuant to Item 601(b)(3)(i) of Regulation S-K, this exhibit includes a complete copy of InterCept’s Amended and Restated Articles of Incorporation, as currently in effect.)

10.1	Stock Purchase Agreement dated September 16, 2003 among InterCept and the purchasers named therein.

10.2	Registration Rights Agreement dated September 16, 2003 among InterCept and the purchasers named therein.

99	Press release dated September 17, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCEPT, INC.

By:	/s/ SCOTT R. MEYERHOFF
Scott R. Meyerhoff Chief Financial Officer

Dated: September 18, 2003

EXHIBIT INDEX

Exhibit

3	Articles of Amendment to Amended and Restated Articles of Incorporation of InterCept, Inc., as amended. (Pursuant to Item 601(b)(3)(i) of Regulation S-K, this exhibit includes a complete copy of InterCept’s Amended and Restated Articles of Incorporation, as currently in effect.)

10.1	Stock Purchase Agreement dated September 16, 2003 among InterCept and the purchasers named therein.

10.2	Registration Rights Agreement dated September 16, 2003 among InterCept and the purchasers named therein.

99	Press release dated September 17, 2003.